                                                                    EXHIBIT 10.9

                              EMPLOYMENT AGREEMENT
                             --------------------


     THIS AGREEMENT ("Agreement") is made and entered into effective as of the 9th day of June, 1998 (the "Effective Date"), by and among PREMIER BANCSHARES, INC., a Georgia corporation ("the Company"); PREMIER BANK, a wholly-owned Georgia banking subsidiary of the Company ("Employer"); and A. LEE WILHELM ("Employee").

                              W I T N E S S E T H:

     WHEREAS, as of the Effective Date, Lanier Bank & Trust Company, a Georgia chartered commercial bank, merged with and into Employer;

     WHEREAS, the Board of Directors of Employer considers the establishment and maintenance of highly competent and skilled management personnel for Employer to be essential to protecting and enhancing its best interests;

     WHEREAS, the Boards of Directors of Employer and the Company is desirous of inducing Employee to remain in the employ of Employer, subject to the terms and conditions hereof;

     WHEREAS, Employee is desirous of remaining in the employ of Employer, subject to the terms and conditions hereof;

     WHEREAS, the Company has joined in this Agreement for the purpose, inter alia, of granting the stock options referred to in paragraph 4(b) of this Agreement; and

     WHEREAS, the parties agree that the provisions of this Agreement shall control with respect to the rights and obligations of the parties resulting from the employment of Employee by Employer;

     NOW, THEREFORE, for and in consideration of the mutual covenants herein contained, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto do hereby agree as follows:

     1.  Definitions.  The following terms used in this Agreement shall have the
         -----------
following meanings:

          (a) "Base Salary" shall mean the annual compensation (excluding Incentive Compensation as defined in (c) of this paragraph and other benefits) payable or paid to Employee pursuant to paragraph 4(a) of this Agreement.

          (b) "Event of Termination" shall mean the termination of Employee's employment under this Agreement for any reason other than Termination for Cause as defined in (d) of this paragraph.

          (c) "Incentive Compensation" shall mean that compensation payable or paid to Employee pursuant to paragraph 4(c) of this Agreement.

          (d) "Termination for Cause" shall have the meaning provided in paragraph 6(a) of this Agreement.

     2.   Employment.  Employer agrees to continue Employee in its employ, and
          ----------
Employee agrees to remain in the employ of Employer, as President of the Central Metro Division of Employer, for the period stated in paragraph 3(a) hereof and upon the other terms and conditions herein provided. Employee agrees to perform faithfully such services as are reasonably consistent with his position and shall from time to time be assigned to him by the Board of Directors of Employer in a trustworthy and businesslike manner for the purpose of advancing the interests of Employer. The Board of Directors of Employer may also from time to time change Employee's position or alter his duties and responsibilities and assign a new position or new duties and responsibilities that are similar in scope and nature to Employee's existing position, duties and responsibilities without invalidating this Agreement or effecting the termination of Employee. At all times, Employee shall manage and conduct the business of Employer in accordance with the policies established by the Board of Directors of Employer, and in compliance with applicable regulations promulgated by governing regulatory agencies. Responsibility for the supervision of Employee shall rest with the Board of Directors of Employer, which shall review Employee's performance at least annually. The Board of Directors of Employer shall also have the authority to terminate Employee, subject to the provisions outlined in paragraph 6 of this Agreement.

     3.   Term and Duties.
          ---------------

          (a) Term of Employment.  This Agreement and the period of Employee's
              ------------------
     employment under this Agreement shall be deemed to have commenced as of the Effective Date and shall continue for a period of seven (7) full calendar
                                                              -
     months thereafter, unless earlier terminated pursuant to this Agreement or unless Employee dies before the end of such period, in which case the period of employment shall be deemed to continue until the end of the month of such death. Following the initial period, the employment of Employee shall continue under the terms of this Agreement, but may be terminated by either party upon sixty (60) days' prior written notice (which notice may
                              --
     be given prior to the expiration of the initial period).

          (b) Performance of Duties.  During the period of employment hereunder,
              ---------------------
     except for periods of illness, disability, reasonable vacation periods, and reasonable leaves of absence, Employee shall devote substantially all of his business time, attention, skill, and efforts to the faithful performance of his duties hereunder. Employee shall be entitled to reasonable participation as a member in community, civic, or similar organizations and the pursuit of personal investments which do not present any material conflict of interest with Employer, or otherwise unfavorably affect the performance of Employee's duties pursuant to this Agreement.

          (c) Office of Employee.  The office of Employee shall be located at
              ------------------
     Employer's office in Cumming, Georgia, or at such other location within the State of Georgia as Employer may from time to time designate; provided, however, that, in the event such relocation is to an office more than thirty-five (35) miles from the Cumming office and Employee elects to move
                  --
     his principal residence, the Employer shall reimburse Employee for all his reasonable moving expenses.

          (d) No Other Agreement.  The Employee shall have no employment
              ------------------
     contract or other written or oral agreement concerning employment with any entity or person other than Employer and/or the Company during the term of his employment under this Agreement.

          (e) Uniqueness of Employee's Services.  Employee hereby represents
              ---------------------------------
     that the services to be performed by him under the terms of this Agreement are of a special, unique, unusual, extraordinary, and intellectual character which gives them a peculiar value, the loss of which cannot be reasonably or adequately compensated in damages and in an action at law. Accordingly, Employee expressly agrees that Employer and/or the Company, in addition to any rights or remedies which Employer and/or the Company may possess, shall be entitled to injunctive and other equitable relief to prevent the breach of this Agreement by Employee.

     4.   Compensation.
          ------------

          (a) Salary.  Subject to the provisions of paragraph 6 hereof, Employer
              ------
     shall pay Employee, as compensation for serving as President of the Central Metro Division of Employer, an initial Base Salary of $135,000; such
                                                           --------
     initial Base Salary, or any increased Base Salary, shall be payable in substantially equal installments in accordance with the Employer's normal pay practices, but not less frequently than monthly. Employer shall coordinate the first payment of salary hereunder with the last payment of salary received by Employee from Lanier Bank & Trust Company, such that Employee shall have been fully compensated for all services to Employer and Lanier Bank & Trust Company. Employee's Base Salary and any Incentive Compensation (as defined in paragraph 4(c) hereof) shall be reviewed and approved at least annually by the Boards of Directors of Employer and the Company, or any committee(s) designated thereby. Said Boards or Committee(s), if warranted in their discretion, may increase (but may not decrease) Employee's Base Salary to reflect Employee's performance.

          (b) Stock Options.  In recognition of the services to be provided by
              -------------
     Employee to Employer and as an incentive for Employee to remain in the employ of Employer, the Company shall grant to Employee, within sixty (60) days following the Effective Date of this Agreement, an option to purchase 30,000 shares of the Company common stock at an exercise price of ten
     ------
     dollars ($10.00) per share.  The above-referenced options shall vest on the
               -----
     earlier to occur of: (i) six (6) months from the Effective Date of this
                                   -
     Agreement, provided Employee continues in the employ of Employer pursuant to the terms of this Agreement; or (ii) termination of this Agreement by Employer other than as a result of a Termination for

     Cause pursuant to paragraph 6(a) of this Agreement. The options may be exercised by Employee at any time and from time to time during the ten (10)
                                                                             --
     year period following the vesting of such options, in whole or in part, upon payment of the exercise price for the number of shares of stock being acquired pursuant to such exercise.

          (c) Incentive Compensation.  During the Term of Employment and in
              ----------------------
     addition to the aforesaid Base Salary, Employee shall be entitled to such additional Incentive Compensation as may be awarded from time to time by the Boards of Directors of Employer and/or the Company or any committee(s) designated thereby in their discretion. Notwithstanding anything contained in this Agreement to the contrary, any increase to Employee's Base Salary and any Incentive Compensation paid to Employee shall be (i) in compliance with regulations, pronouncements, directives, or orders issued or promulgated by any governing regulatory agency and with any agreements by and between Employer and/or the Company and such regulatory agencies, (ii) consistent with the safe and sound operation of Employer and the Company,
     (iii) closely monitored by the Boards of Directors of Employer and the Company and (iv) comparable to such compensation paid to persons of similar responsibilities and duties in other insured institutions of similar size, in similar locations, and under similar circumstances including financial condition and profitability.

          (d) "Golden Parachute" Provision.  Notwithstanding anything contained
              ----------------------------
     in this Agreement to the contrary, any payments made to Employee pursuant to this Agreement, or otherwise to Employee, are subject to and conditioned upon their compliance with 12 U.S.C. (S) 1828(k) and any regulations promulgated thereunder. Employer and Company each represent that none of the events or circumstances described in 12 C.F.R. 359.1(f)(ii) exists or that the agreement to make payments hereunder is entered into in contemplation of such events.

     5.   Participation in Benefit Plans.
          ------------------------------

          (a) Incentive, Savings and Retirement Plans.  During the employment
              ---------------------------------------
     period, Employee shall be entitled to participate in all incentive, savings and retirement plans, practices, policies and programs applicable generally to senior executive officers of Employer, on the same basis as such other senior executive officers, and, unless prohibited by such incentive, savings and retirement plans, with full credit given for Employee's total accumulated years of service at Lanier Bank & Trust Company for purposes of determining vesting and eligibility.

          (b) Welfare Benefit Plans.  During the employment period, Employee
              ---------------------
     and/or Employee's family, as the case may be, shall be eligible for participation in and shall receive all benefits under welfare benefit plans, practices, policies and programs provided by Employer to the extent applicable generally to senior executive officers of Employer, and, unless prohibited by such welfare benefit plans, with full credit given for Employee's total accumulated years of service at Lanier Bank & Trust Company for purposes of determining vesting and eligibility.

          (c) Expenses and Fringe Benefits.  During the employment period,
              ----------------------------
     Employee shall be entitled to receive prompt reimbursement for all reasonable expenses incurred by Employee, and to receive fringe benefits, in accordance with the policies, practices and procedures of Employer to the extent applicable generally to other senior executive officers of Employer.

     6.   Payments to Employee Upon Termination of Employment.  The Boards of
          ---------------------------------------------------
Directors of Employer and the Company may terminate Employee's employment under this Agreement at any time upon sixty (60) days prior written notice; but any
                                       --
termination other than Termination for Cause shall not prejudice Employee's right to compensation or other benefits under this Agreement. Employee may voluntarily terminate his employment under this Agreement upon sixty (60) days
                                                                      --
prior written notice. The rights and obligations of Employer and/or the Company and Employee in the event of such termination are set forth in this paragraph 6 as follows:

          (a) Termination for Cause.  Employee shall have no right to
              ---------------------
     compensation or other benefits for any period after a Termination for Cause except that Termination for Cause shall not affect the right of Employee to exercise the options referred to in paragraph 4(b) hereof to the extent vested, provided that such options shall, notwithstanding anything contained in paragraph 4(b) hereof to the contrary, be exercised within ninety (90) days following Termination for Cause; and further, except that,
             --
     Termination for Cause shall not affect rights provided under the various employee benefit plans referred to in paragraph 5 hereof to the extent rights or benefits are accrued prior to such termination. For purposes of this Agreement, "Cause" shall mean:

               (i) the willful and continued failure of Employee to perform Employee's duties with Employer (other than any such failure resulting from incapacity due to physical or mental illness), after a written demand for performance is delivered to Employee by the Board of Employer which specifically identifies the manner in which the Board believes that Employee has not performed Employee's duties;

               (ii) Employee's personal dishonesty, willful misconduct, or breach of a fiduciary duty from which he derives a personal profit;

               (iii) Employee's willful violation of any law, rule or regulation (other than traffic violations or similar offenses) involving moral turpitude or which represents reckless disregard for principles of safety and soundness applicable to banks, or any final cease and desist order; or

               (iv) Employee's willful breach of any material term or condition of this Agreement.

For purposes of this provision, no act or failure to act, on the part of Employee, shall be considered "willful" or a breach of fiduciary duty unless it is done, or omitted to be done, by Employee in bad faith or without reasonable belief that Employee's action or omission was in the best interests of Employer. Any act, or failure to act, based upon authority given pursuant to a resolution duly adopted by the Board of Employer or based upon the advice of counsel for Employer shall be conclusively presumed to be done, or omitted to be done, by Employee in good faith and in the best interests of Employer. The cessation of employment of Employee shall not be deemed to be for Cause unless and until there shall have been delivered to Employee a copy of a resolution duly adopted by the affirmative vote of not less than a majority of the entire membership of the Board at a meeting of the Board called and held for such purpose (after reasonable notice is provided to Employee and Employee is given an opportunity, together with counsel, to be heard before the Board), finding that, in the good faith opinion of the Board, Employee is guilty of the conduct described in subparagraph (i), (ii), (iii) or (iv) above, and specifying the particulars thereof in detail.

          (b) Event of Termination.  Upon the occurrence of an Event of
              --------------------
     Termination, Employer shall pay to Employee, or in the event of his subsequent death, to his designated beneficiary or beneficiaries, or to his estate, as the case may be, as liquidated damages, in lieu of all other claims for salary, a severance payment equal to the following:

               (i) if the termination occurs upon notice given by the Company or Employer prior to the expiration of the initial seven (7) month term of
                                                            -
     this Agreement, the longer of sixty (60) days' Base Salary or the amount of
                                          --
     Base Salary that would be payable for the duration of the seven month term; or

              (ii) if the termination occurs upon notice given by the Company or Employer after the expiration of the initial seven (7) month term of
                                                            -
     this Agreement, or occurs upon notice given by Employee, sixty (60) days'
                                                                     --
     Base Salary;

plus, in the event of either (i) or (ii) above, the pro-rata portion of the Incentive Compensation to which Employee would have been entitled had he remained an employee throughout the period for which Incentive Compensation is calculated.

     7.   Regulatory Suspension.
          ---------------------

          (a) If Employee is suspended and/or temporarily prohibited from participating in the conduct of the affairs of Employer by a notice served under Sections 8(e)(3) or (g)(1) of the Federal Deposit Insurance Act, 12 U.S.C. (S) 1818(e)(3) or (g)(1), the obligations of Employer and the Company under this Agreement shall be suspended as of the date of service of such notice, unless stayed by appropriate proceedings. If the charges in the notice are dismissed, Employer and/or the Company may in their discretion (i) pay Employee all or part of the compensation withheld while its contract obligations were suspended and (ii) reinstate in whole or in part any of its obligations which were suspended. Vested rights of Employee shall not otherwise be affected.

          (b) If Employee is removed and/or permanently prohibited from participating in the conduct of the affairs of Employer by an order issued under Section 8(e)(4) or (g)(1) of the Federal Deposit Insurance Act, 12 U.S.C. (S) 1818(e)(4) or (g)(1), all obligations of Employer and the Company under this Agreement shall terminate as of the effective date of the order, but vested rights of the parties hereto shall not be affected.

     8.   Nondisclosure of Confidential Information.   Employee acknowledges
          -----------------------------------------
that, as an officer of Employer, he will have access to certain confidential or proprietary information possessed by Employer or the Company or relating to its or their business, or the business of Lanier Bank & Trust Company, and including, without limitation, customer lists, details of client or consultant contracts, current and anticipated customer requirements, pricing policies price lists, market studies, business plans, operational methods, marketing plans or strategies, product development techniques or plans, computer software programs, financial information and data, business acquisition plans, and new personnel acquisition plans, some of which information would constitute a trade secret under the common law or statutory law of the State of Georgia ("Confidential Information"). Employee understands and agrees that the Confidential Information constitutes a valuable asset of Employer and the Company, respectively, and may not be converted to Employee's own use. Accordingly, Employee hereby agrees that for one (1) year period thereafter (the "Restricted Period"), reveal, divulge, or disclose to any person not expressly authorized by Employer or the Company any Confidential Information, and Employee shall not, directly or indirectly, at any time during the Restricted Period use or make use of any Confidential Information in connection with any business activity other than that of Employer or the Company. Notwithstanding anything contained herein to the contrary, Employee shall not be restricted form disclosing or using Confidential Information that: (i) is or becomes generally available to the public other than as a result of an unauthorized disclosure by Employee or his agent; (ii) becomes available to Employee in a manner that is not in contravention of applicable law from a source (other than Employer or the Company or one of its or their officers, employees, agents or representatives) that is not bound by a confidential relationship with Employer or the Company or by a confidentiality or other similar agreement; (iii) was known to Employee on a non-confidential basis and not in contravention of applicable law or a confidentiality or other similar agreement before its disclosure to Employee by Employer or the Company or one of its or their officers, employees, agents or representatives; or (iv) is required to be disclosed by law, court order or other legal process; provided, however, that in the event disclosure is required by law, Employee shall provide Employer and the Company, as the case may be, with prompt notice of such requirement so that Employer or the Company, as the case may be, may seek an appropriate protective order prior to any such required disclosure by Employee.

     9.   Source of Payments.  All payments provided in paragraphs 4 and 6
          ------------------
hereof shall be paid in cash from the general funds of Employer as provided herein (with the exception of the stock options referred to in paragraph 4(b) of this Agreement to be granted to Employee by the Company), and no special or separate fund shall be established by Employer or the Company, and no other segregation of assets shall be made to assure payment. Employee shall have no right, title, or interest in or to any investments which Employer and/or the Company may make to meet the obligations hereunder.

     10.  Injunctions.  In view of the irreparable harm and damage which
          -----------
Employer and the Company would sustain as a result of a breach by Employee of the covenants or agreements under paragraph 8 hereof, and in view of the lack of an adequate remedy at law to protect Employer's and the Company's interests, Employer and the Company shall have the right to receive, and Employee hereby consents to the issuance of, a permanent injunction enjoining Employee from any violation of the covenants and agreements set forth in paragraph 8 hereof. The foregoing remedy shall be in addition to, and not in limitation of, any other rights or remedies to which Employer and/or the Company are or may be entitled at law or in equity respecting this Agreement.

     11.  Attorneys' Fees.  In the event any party hereto is required to engage
          ---------------
in legal action against any other party hereto, either as plaintiff or defendant, in order to enforce or defend any of its or his rights under this Agreement, and such action results in a final judgment in favor of one or more parties, then the party or parties against whom said final judgment is obtained shall reimburse the prevailing party or parties for all legal fees and expenses incurred by the prevailing party or parties in asserting or defending its or his rights hereunder in the event the court determines that the actions of the party or parties against whom final judgment is obtained were reckless, or in willful disregard of the obligations of this Agreement, or the court otherwise so orders.

     12.  Federal Income Tax Withholding.  Employer and the Company may withhold
          ------------------------------
from any benefits payable under this Agreement all federal, state, city, or other taxes as shall be required pursuant to any law or governmental regulation or ruling.

     13.  Effect of Prior Agreements.  This Agreement, together with the letter
          --------------------------
from Darrell D. Pittard to Employee dated December 11, 1997, contains the entire understanding between the parties hereto and supersedes any prior employment agreement and any contemporaneous oral agreement or understanding by, between, or among Employer and/or the Company and Employee, including, without limitation, any employment agreement or understanding between Employee and Lanier Bank & Trust Company.

     14.  General Provisions.
          ------------------

          (a) Nonassignability.  Neither this Agreement nor any right or
              ----------------
     interest hereunder shall be assignable by Employee, his beneficiaries or legal representatives, without the written consent of Employer and the Company; provided, however, that nothing in this paragraph 14(a) shall preclude (i) Employee from designating a beneficiary to receive any benefits payable hereunder upon his death, or (ii) the executors, administrators, or other legal representatives of Employee or his estate from assigning any rights hereunder to the person or persons entitled thereto.

          (b) No Attachment.  Except as required by law, no right to receive
              -------------
     payments under this Agreement shall be subject to anticipation, commutation, alienation, sale, assignment, encumbrance, charge, pledge, or hypothecation, or to execution, attachment, levy, and any attempt, voluntary or involuntary, to effect any such action shall be null, void, and of no effect.

          (c) Binding Agreement.  This Agreement shall be binding upon, and
              -----------------
     inure to the benefit of, Employer, the Company and Employee and their respective heirs, successors, assigns, and legal representatives.

     15.  Modification and Waiver.
          -----------------------

          (a) Amendment of Agreement.  This Agreement may not be modified or
              ----------------------
     amended except by an instrument in writing, signed by the parties hereto, and which specifically refers to this Agreement.

          (b) Waiver.  No term or condition of this Agreement shall be deemed to
              ------
     have been waived, nor shall there be any estoppel against the enforcement of any provision of this Agreement, except by written instrument of the party charged with such waiver or estoppel. No such written waiver shall be deemed a continuing waiver unless specifically stated therein, and each waiver shall operate only as to the specific term or condition waived and shall not constitute a waiver of such term or condition for the future or as to any act other than that specifically waived.

     16.  Severability.  If for any reason any provision of this Agreement is
          ------------
held invalid, such invalidity shall not affect any other provision of this Agreement not held invalid, and each such other provision shall to the full extent consistent with law continue in full force and effect. If any provision of this Agreement shall be held invalid in part, such invalidity shall in no way affect the rest of such provision not held so invalid, and the rest of such provision, together with all other provisions of this Agreement, shall to the full extent consistent with law continue in full force and effect.

     17.  Headings.  The headings of paragraphs herein are included solely for
          --------
convenience of reference and shall not control the meaning or interpretation of any of the provisions of this Agreement.

     18.  Governing Law.  This Agreement has been executed and delivered in the
          -------------
State of Georgia, and its validity, interpretation, performance, and enforcement shall be governed by the laws of said State.

     19.  Rights of Third Parties.  Nothing herein expressed or implied is
          -----------------------
intended to or shall be construed to confer upon or give to any person, firm, or other entity, other than the parties hereto and their permitted assigns, any rights or remedies under or by reason of this Agreement.

     20.  Notices.  All notices, requests, demands, and other communications
          -------
provided for by this Agreement shall be in writing and shall be sufficiently given if and when mailed in the United States by registered or certified mail, or personally delivered, to the party entitled thereto at the address stated below or to such changed address as the addressee may have given by a similar notice:

          To Employer:        President
                              Premier Bank
                              2180 Atlanta Plaza
                              950 East Paces Ferry Road
                              Atlanta, Georgia  30326

          To the Company:     Chairman and Chief Executive officer
                              Premier Bancshares, Inc.
                              2180 Atlanta Plaza
                              950 East Paces Ferry Road
                              Atlanta, Georgia  30326

          Copied to:          Steven S. Dunlevie, Esq.
                              Womble Carlyle Sandridge & Rice, PLLC
                              Suite 700
                              1275 Peachtree Street
                              Atlanta, Georgia 30309

          To Employee:        Mr. A. Lee Wilhelm
                              214 Dahlonega Road
                              Cumming, Georgia  30130

          IN WITNESS WHEREOF, Employer and the Company have caused this Agreement to be executed and their seal to be affixed hereunto by their duly authorized officers, and Employee has signed this Agreement, as of the Effective Date.

ATTEST:                            PREMIER BANCSHARES, INC.


/s/                                By:   /s/ Robert C. Oliver
-------------------------               -------------------------
Secretary                                 Robert C. Oliver
(CORPORATE SEAL)                          President and Chief Operating Officer


ATTEST:                            PREMIER BANK


/s/                                By:   /s/ Robert C. Oliver
-------------------------               -------------------------
Secretary                                 Robert C. Oliver
(BANK SEAL)                               President


/s/                                 /s/ A. Lee Wilhelm           (SEAL)
-------------------------          ------------------------------
Witness                            A. Lee Wilhelm